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                    [DONALDSON, LUFKIN & JENRETTE LETTERHEAD]




FOR IMMEDIATE RELEASE
                                              Investor Contact:
                                              Kevin Zuccala
                                              (212) 892-4693

                                              Media Contact:
                                              Leslie Thompson
                                              (212) 892-3555




                DLJ STATEMENT ON JULY-AUGUST RESULTS


NEW YORK, SEPTEMBER 2, 1998 - Donaldson, Lufkin & Jenrette, Inc.
(NYSE:DLJ) said today that it has earned pre-tax income of approximately
$40 million for the first two months of its third quarter, which ends September 30, 1998. The results for the first two months of the quarter were impacted by adverse trading conditions in the global marketplace and turmoil in Russia.

     Donaldson, Lufkin & Jenrette is a leading integrated investment and merchant bank serving institutional, corporate, government and individual clients. DLJ's businesses include securities underwriting; sales and trading; investment and merchant banking; financial advisory services; investment research; venture capital; correspondent brokerage services; online, interactive brokerage services; and asset management. Founded in 1959 and headquartered in New York City, DLJ employs approximately 8,000 people worldwide and maintains offices in 14 cities in the United States and 11 cities in Europe, Latin America and Asia. The company's common stock trades on the New York Stock Exchange under the ticker symbol DLJ. For more information on Donaldson, Lufkin & Jenrette, refer to the company's world wide web site at http://www.dlj.com.

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